Exhibit 10.1
December 31, 2008
Don P. Rodney
P.O. Box 97
Grand Cayman KY1-1301
Cayman Islands

Re:	Extension of Expatriate Employment Agreement between Hercules Offshore, Inc. and Don P. Rodney
Dear Mr. Rodney:
     Please refer to the Expatriate Employment Agreement between Hercules Offshore, Inc. (the “Company”) and Don P. Rodney dated November 1, 2006, setting forth the terms of your employment as President of the Hercules International Holdings group of international companies based in the Cayman Islands (the “Contract”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Contract.
     Section 2 of the Contract provides that the Term of the Contract shall be two (2) years commencing on November 1, 2006. This letter will memorialize the Parties’ agreement to extend the term of the Contract for an additional year.
     NOW, THEREFORE, the parties agree, for good and sufficient consideration, the sufficiency of which is hereby acknowledged, to modify and amend the Contract as follows:
1.	Extension of Term: The Term of the Contract is hereby extended for an additional one-year period commencing effective as of November 1, 2008.

2.	Reporting Person. The person to whom you shall report as designated in Section 1 of the Contract shall be changed from Steve Manz to Lisa W. Rodriguez.

3.	Secondment. Pursuant to a separate agreement between the Company (or one of its designated subsidiaries) and Hercules International Offshore, Ltd. (“International”), the Company (or one of its designated subsidiaries) shall second you to International for a term equal to the duration of this Agreement.

4.	Full Force and Effect. Except as modified herein, the Contract shall continue in full force and effect according to its terms and conditions. This Letter, when accepted by you, will become part of the Contract. In the event of any conflict or ambiguity between the terms and provisions of this Letter and the terms and provisions of the Contract, the terms and provisions of this Letter shall control.

5.	Entire Agreement. This Letter and the Contract contain the entire agreement between the Company and you with respect to the subject matter of the Contract, and there are no agreements, understandings, representations or warranties between the Company you other than those expressly referred to herein and in the Contract.

Don P. Rodney
December 31, 2008

     If you are in agreement with respect to the terms addressed above, please indicate your acceptance and approval below.
Sincerely,
/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel, Chief
Compliance Officer and Secretary
Acknowledged and agreed to:
By:      /s/ Don P. Rodney
               Don P. Rodney